UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2023

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 500, Miami, Florida	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

9620 Las Vegas Blvd. S STE E4-98, Las Vegas, NV 89123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officer:

Effective October 31, 2023, Mr. Mark Thomas (“Thomas”) resigned as KeyStar Corp’s., a Nevada corporation (the “Company”) Chief Executive Officer, Principal Executive Officer, President, Chief Technology Officer, interim Chief Financial Officer and interim Treasurer. There was no specific separation agreement. However, the Company did enter into a Consulting Agreement with Thomas, effective November 1, 2023 (the “Consulting Agreement”).

In connection with the Consulting Agreement, Thomas will provide the professional services as the Company may reasonably request, including but not limited to transferring knowledge regarding the Company’s business operations as operated prior to Thomas’ resignation from the Company, and involvement in the functions and roles Thomas provided to the Company. Thomas may also be asked to help facilitate undertaking activities with new employees consistent with Thomas’ prior experience to further help in the transition of knowledge regarding the prior operation of the business of the Company. Thomas may provide the services by phone or video conference. Thomas may not assign, transfer, delegate or subcontract his rights or obligations under the Consulting Agreement without the prior written consent of the Company. As part of the Consulting Agreement, Thomas will receive bi-monthly compensation at a rate of $200 per hour payable on the 15th and last calendar day of each month in accordance with the Company’s standard 1099 payroll policy. The Company will also reimburse Thomas for all reasonable travel, entertainment, and other expenses incurred by Thomas in connection with his duties under the Consulting Agreement, in accordance with the policies and procedures of the Company as in force from time to time. The Consulting Agreement is for a term of 12 months, and may be terminated by either party at any time, without cause or further obligation, with at least fifteen (15) calendar days’ written notice.

The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement which is attached hereto as Exhibit 10.1, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

In connection with Thomas’ resignation, Bruce Cassidy was appointed as the interim Chief Executive Officer of the Company.

Appointment of New Officers:

On November 1, 2023, the board of directors of the Company (the “Board”) appointed Jacob Shrader (“Shrader”) as the Company’s new Chief Operations Officer, effective immediately. Prior to this appointment, Shrader was recently appointed as the Company’s Chief Marketing Officer. Shrader’s employment compensation did not change in connection with the promotion.

Jacob Shrader; Chief Operations Officer; Age 24. Mr. Shrader has spent the majority of his professional career as a member of ZenSports Inc. and the Company following the acquisition of ZenSports Inc. in June 2022. He originally joined ZenSports Inc. in 2020 as the General Manager of Esports, and has served multiple roles within the Marketing, Business Development, and Operational groups, most recently as the Chief Marketing Officer of the Company. Mr. Shrader graduated from Tufts University with a Bachelor’s Degree in Economics where he provided insight into the gaming space to both the private and public sector through his work in the financial industry as well as independent journalism channels.

On November 2, 2023, the Board appointed Walter Tabaschek (“Tabaschek”) as the new Chief Financial Officer, Principal Financial and Accounting Officer and Treasurer of the Company. Tabaschek’s employment begins November 17, 2023. The Company did not enter into an Employment Agreement with Tabaschek. He received a simple offer letter the Company provides all new employees that states he will receive an annual salary of $275,000 and he’ll soon be granted options to purchase up to 350,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s stock plan. He is also eligible to participate in the Company’s other benefit plans. Tabaschek and the Company entered into a standard written Employment Conditions Agreement which the Company enters into with all new employees. This agreement contains typical provisions regarding Confidentiality, Inventions, Records, Restrictive Covenants, including a one-year post employment non-compete provision and other similar provisions.

In connection with these appointments, Bruce Cassidy resigned as the interim Chief Financial Officer of the Company, effective as of November 17, 2023. Mr. Cassidy remains the interim Chief Executive Officer and Secretary of the Company, and sole director of the Board.

Walter Tabaschek; Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer; Age 60. Prior to joining the Company, Mr. Tabaschek served as the Chief Operating Officer and Chief Financial Officer of Bazelet Health Systems, Inc. since December 2021. At Bazelet, Mr. Tabaschek led the company’s global operations and financial strategy. Prior to Bazelet, Mr. Tabaschek spent nearly two decades with Bunge LTD., a $45.7B Fortune 500 agribusiness and food multinational. At Bunge LTD., he served in many roles, including as Controller at the company’s European headquarters in Geneva, Switzerland, Finance Director and Director of Global Operations at its global headquarters. Previously, Mr. Tabaschek functioned as COO of the global Financial Services Group executing up to 25 billion trades per year. In this role, he led the optimization of 4 different businesses across 20 countries to increase cost efficiencies. Widely experienced in his ability to drive improvements that lead to peak financial and operational efficiency, Mr. Tabaschek has a career-long reputation for preparing businesses for higher levels of growth and performance. He has been repeatedly selected to lead start-ups, turn- arounds and mergers and acquisitions of global operations and finance organizations in North America, Europe, Latin America, and Mexico. Mr. Tabaschek earned a Bachelor of Business Administration and Accounting from Universidad Nacional de Lomas de Zamora in Buenos Aires, Argentina. He holds citizenship in the USA, Argentina and Italy and is fluent in Spanish, English and Portuguese and proficient in French and Italian.

Executive Officer Qualifications for Tabaschek:

We believe that Tabaschek should serve as our Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer due to his extensive financial and business experience in a wide variety of entities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between KeyStar Corp. and Mark Thomas, dated November 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023	KEYSTAR CORP.

	By:	/s/ Bruce A. Cassidy
Bruce A. Cassidy, CEO